Exhibit 3.23(a)

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/17/1991
761351502 — 2282128
CERTIFICATE OF INCORPORATION
OF
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
     The undersigned, for the purpose of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation and does hereby certify as follows:
     FIRST: Name. The name of the corporation is FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC. (hereinafter referred to as the “Corporation”).
     SECOND: Registered Office. The registered office of the Corporation is to be located in the City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent is the The Company Corporation, whose address is 725 Market Street, Wilmington, Delaware 19801.
     THIRD: Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
     FOURTH: Capital Stock. The total number of shares which the Corporation shall have authority to issue shall be

One Thousand (1,000) shares of the par value of One Cent ($.01) each, all of which shall be Common Stock.
     FIFTH: Incorporator. The name and mailing address of the incorporator is:

Name	Mailing Address

Colleen A. Keating	c/o Spengler Carlson Gubar Brodsky & Frischling 520 Madison Avenue New York, NY 10022
     SIXTH: Compromise. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.
     SEVENTH: Board of Directors and By-Laws. All corporate powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the By-Laws. Directors need not be elected by written ballot. The By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any by-law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.
     EIGHTH: Limited Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     NINTH: Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by statute. Expenses (including attorneys’ fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 17th day of December, 1991.

/s/ Colleen A. Keating
Colleen A. Keating, Incorporator

7448c

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 11:30 AM 08/23/1995
950191369 — 2282128
CERTIFICATE OF CHANGE
OF
REGISTERED AGENT
AND
REGISTERED OFFICE
OF
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
—ooo0ooo—
          FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:
          The present registered agent of the Corporation is The Company Corporation and the present registered office of the Corporation is in the County of New Castle.
          The Board of Directors of FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC. adopted the following resolution on the 22nd day of August, 1995:
     RESOLVED, that the registered office of FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC. in the State of Delaware be and it hereby is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the authorization of the present registered agent of the Corporation be and the same hereby is withdrawn, and The Corporation Trust Company, shall be and hereby is constituted and appointed the registered agent of the Corporation at the address of its registered office.
          IN WITNESS WHEREOF, FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC. has caused this statement to be signed by Donald Gayhardt, its Secretary, this 22nd day of August, 1995.

FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC.
/s/ Donald Gayhardt
By: Donald Gayhardt, Secretary

(DEL. — 264 — 6/15/94)

State of Delaware Secretary of State Division of Corporations Delivered 06:53 PM 01/22/2009 FILED 06:50 PM 01/22/2009 SRV 090060977 — 2282128 FILE
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “Corporation”) is Financial Exchange Company of Virginia, Inc.
          2. The registered office of the Corporation within the State of Delaware is hereby changed to 160 Greentree Drive, Suite 101, City of Dover 19904, County of Kent.
          3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on January 20, 2009.

/s/ Roy Hibberd
Roy Hibberd, Secretary